Exhibit 99.1
Insulet Reports First Quarter 2022 Revenue Increase of 17%
Year-Over-Year

ACTON, Mass. - May 5, 2022 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months ended March 31, 2022.

First Quarter Financial Highlights:

•First quarter 2022 revenue of $295.4 million, up 17.1%, or 19.3% in constant currency, compared to $252.3 million in the prior year, exceeds the guidance range of 13% to 16% in constant currency
◦Total Omnipod revenue of $269.5 million, an increase of 15.6%, or 18.0% in constant currency
◦U.S. Omnipod revenue of $174.1 million, an increase of 21.5%
◦International Omnipod revenue of $95.4 million, an increase of 6.1%, or 12.5% in constant currency
◦Drug Delivery revenue of $25.9 million, an increase of 35.6%
•Gross margin of 71.0%, up 460 basis points
•Operating income of $37.9 million, or 12.8% of revenue, compared to operating income of $16.3 million, or 6.5% of revenue, in the prior year
•Net income of $27.8 million, or $0.40 per diluted share, compared to $0.0 million, or $0.00 per diluted share, in the prior year
•Adjusted EBITDA1 of $63.0 million, or 21.3% of revenue, compared to $35.1, or 13.9% of revenue, in the prior year

Recent Strategic Highlights:

•U.S. limited commercial launch of the Omnipod® 5 Automated Insulin Delivery System (Omnipod 5) continues to ramp; on track for a full market release this year
•Achieved record first quarter U.S. and Total Omnipod new customer starts
•Presented type 2 feasibility study data at the Advanced Technologies & Treatments for Diabetes (ATTD) conference demonstrating Omnipod 5 significantly improved time in range and reduced HbA1c, while also reducing hypoglycemia and total daily dose of insulin for participants previously on multiple daily injections
•Launched Omnipod DASH® in Saudi Arabia and expect to launch soon in the United Arab Emirates
•Advanced sustainability across the Company, as detailed in Insulet’s 2021 Sustainability Report2

“We are off to a great start in 2022 with first quarter financial results that reflect strong global Omnipod adoption, consumer satisfaction and operational excellence, positioning the Company for another successful year,” said Shacey Petrovic, President and Chief Executive Officer. “The commercial launch of Omnipod 5 is progressing very well, and we are receiving excellent customer feedback. We also recently shared compelling type 2 feasibility data that demonstrates how powerful Omnipod 5 can be for this dramatically underserved population. Momentum across our business continues to grow and our mission to simplify and improve the lives of people with diabetes remains at the center of everything we do.”

1 See description of non-GAAP financial measures contained in this release.
2 Insulet’s 2021 Sustainability report can be found at: 2021 Sustainability Report.

2022 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2022, the Company is reaffirming its expected revenue growth of 12% to 16%. Revenue growth ranges by product line are:
◦Total Omnipod of 16% to 20% (previously 15% to 20%)
◦U.S. Omnipod of 19% to 23% (previously 18% to 23%)
◦International Omnipod of 9% to 14% (unchanged)
◦Drug Delivery of (35)% to (30)% (unchanged)

•For the quarter ending June 30, 2022, the Company expects revenue growth of 12% to 15%. Revenue growth ranges by product line are:
◦Total Omnipod of 17% to 20%
◦U.S. Omnipod of 21% to 24%
◦International Omnipod of 9% to 12%
◦Drug Delivery of (43)% to (37)%

Operating Margin Guidance:

For the year ending December 31, 2022, the Company now expects operating margin to be flat year-over-year as a result of the macro environment and higher inflationary, supply chain, and foreign exchange pressures.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on May 5, 2022 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet's latest innovation, the Omnipod® 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system, integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and is fully controlled by a compatible personal smartphone. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted EBITDA, which represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation and other significant unusual items, as applicable; and Adjusted EBITDA as a percentage of revenue. Insulet presents these non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s operating performance, and the Company believes that they are helpful to investors, and other interested parties as measures of comparative operating performance from period to period. They also are commonly used measures in determining business value and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to adverse changes in general economic conditions as well as risks associated with public health crises and pandemics, such as the COVID-19 global pandemic, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business; dependence on a principal product platform; ability to maintain and grow our customer base; ability to scale the business to support revenue growth; maintenance of an effective sales force and expansion of distribution network; ability to secure and retain adequate coverage or reimbursement from third-party payors; impact of healthcare reform laws; impact of competitive products, technological change and product innovation; ability to design, develop, manufacture and commercialize future products; changes to or termination of our license to incorporate a blood glucose meter into the Omnipod System or inability to enter into new license or other agreements with respect to the Omnipod System’s current or future features; challenges to the future development of our non-insulin drug delivery product line; international business risks, including regulatory, commercial and logistics risks; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers and/or supplier pricing discounts and achieve satisfactory gross margins; ability to protect our intellectual property and other proprietary rights and potential conflicts with the intellectual property of third parties; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; the potential violation of anti-bribery/anti-corruption laws or laws and regulations regarding privacy and data protection; breaches or failures of our product or information technology systems, including by cyberattack; unfavorable results of clinical studies or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; the concentration of manufacturing operations and storage of inventory in a limited number of locations; loss of employees or inability to identify and recruit new employees; ability to generate sufficient cash to service our indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on our ability to use net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2022 Insulet Corporation. Omnipod, Omnipod DASH and Omnipod 5 are registered trademarks of Insulet Corporation.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(dollars in millions, except per share data)	2022	2021
Revenue	$295.4	$252.3
Cost of revenue	85.7	84.8
Gross profit	209.7	167.5
Research and development expenses	43.1	40.7
Selling, general and administrative expenses	128.7	110.5
Operating income	37.9	16.3
Interest expense, net	(8.9)	(13.4)
Other income (expense), net	0.3	(2.6)
Income before income taxes	29.3	0.3
Income tax expense	(1.5)	(0.3)
Net income	$27.8	$—

Net income per share:
Basic	$0.40	$—
Diluted	$0.40	$—
Weighted-average number of common shares outstanding (in thousands):
Basic	69,254	66,113
Diluted	69,858	66,113

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$709.6	$791.6
Accounts receivable, net	189.3	161.0
Inventories	314.8	303.2
Prepaid expenses and other current assets	71.7	74.0
Total current assets	1,285.4	1,329.8
Property, plant and equipment, net	538.2	536.5
Goodwill and other intangible assets, net	104.6	76.4
Other assets	141.0	106.1
Total assets	$2,069.2	$2,048.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$52.2	$37.7
Accrued expenses and other current liabilities	137.1	166.0
Current portion of long-term debt	25.7	25.1
Total current liabilities	215.0	228.8
Long-term debt, net	1,390.5	1,248.8
Other liabilities	17.0	14.9
Total liabilities	1,622.5	1,492.5
Stockholders’ equity	446.7	556.3
Total liabilities and stockholders’ equity	$2,069.2	$2,048.8

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended March 31,
(dollars in millions)	2022	2021	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$174.1	$143.3	21.5%	—%	21.5%
International Omnipod	95.4	89.9	6.1%	(6.4)%	12.5%
Total Omnipod	269.5	233.2	15.6%	(2.4)%	18.0%
Drug Delivery	25.9	19.1	35.6%	—%	35.6%
Total	$295.4	$252.3	17.1%	(2.2)%	19.3%

ADJUSTED EBITDA

	Three Months Ended March 31,
(dollars in millions)	2022	Percent of Revenue	2021	Percent of Revenue
Net income	$27.8	9.4%	$—	—%
Interest expense, net	8.9		13.4
Income tax expense	1.5		0.3
Depreciation and amortization	15.3		12.8
Stock-based compensation	9.5		8.6
Adjusted EBITDA	$63.0	21.3%	$35.1	13.9%

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

	Year Ending December 31, 2022
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	19%	—%	19%	23%	—%	23%
International Omnipod	—%	(9)%	9%	5%	(9)%	14%
Total Omnipod	13%	(3)%	16%	17%	(3)%	20%
Drug Delivery	(35)%	—%	(35)%	(30)%	—%	(30)%
Total	9%	(3)%	12%	13%	(3)%	16%

	Three Months Ended June 30, 2022
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	21%	—%	21%	24%	—%	24%
International Omnipod	(2)%	(11)%	9%	1%	(11)%	12%
Total Omnipod	13%	(4)%	17%	16%	(4)%	20%
Drug Delivery	(43)%	—%	(43)%	(37)%	—%	(37)%
Total	8%	(4)%	12%	11%	(4)%	15%